SIMON TRANSPORTATION SERVICES INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (Unaudited)



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
                                                                For the Three Months Ended
                                                          --------------------------------------
Basic and Diluted:                                              Dec 31, 1998       Dec 31, 1997
                                                                ------------       ------------

Common shares outstanding beginning of period:                     6,205,334          6,282,974

Common share equivalents:

         Common stock repurchased
                  Basic                                              (67,804)                --
                  Diluted                                            (67,804)                --

         Employee stock options outstanding
                  Basic                                                   --                 --
                  Diluted                                                 --            172,869

         Employee stock options exercised
                  Basic                                                   --              1,445
                  Diluted                                                 --              1,445
                                                          --------------------------------------

         Number of common shares and common
               Share equivalents outstanding
                  Basic                                            6,137,530          6,284,419
                                                          ======================================
                  Diluted                                          6,137,530          6,457,288
                                                          ======================================

Net earnings                                                    $     45,140       $  1,863,945

         Net earnings per common share
               and common share equivalent
                  Basic                                         $       0.01       $       0.30
                                                          ======================================
                  Diluted                                       $       0.01       $       0.29
                                                          ======================================


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